UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10
(Amendment No. 7)

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

BORNEO RESOURCE INVESTMENTS LTD.
(Exact name of registrant as specified in its charter)

Nevada	20-3724019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19125 North Creek Parkway, Suite 120
Bothell, Washington	98011
(Address of principal executive offices)	(Zip Code)

(425) 329-2622
(Registrant’s telephone number, including area code)

Copies to:
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Tel: (212) 930-9700

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock ($0.001 par value)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

This Amendment No. 7 to Form 10 is being filed by the Company solely to amend the Exhibit Index contained in Amendment No. 6 to Form 10, filed on December 5, 2012. This Amendment No. 7 is filed to indicate that portions of Exhibits 10.7 and 10.9 have been omitted pursuant to a request for confidential treatment.  The sections and exhibits to the Form 10, as filed are unchanged.

(b) Exhibits.

Exhibit No.	Name of Exhibit

3.1(1)	Articles of Incorporation
3.2 (1)	Bylaws
10.1 (1)	Agreement and Plan of Merger by end between Aventura Resorts, Inc. and Interich International Limited
10.2 (1)	Form of convertible note
10.3 (1)	Form of warrant
10.4 (1)	Contract with Nils. A. Ollquist, Chief Executive Officer
10.5 (1)	Contract with R. Scott Chaykin, Chief Financial Officer
10.6 (2)	Management Agreement with Orient Financial Services
10.7 (3)(5)	Transfer and Assignment of Right over Shares for PT Chaya Meratus Primecoal
10.8 (4)	Description of an oral employment agreement between Carlo Muaja and the Company
10.9 (3)(5)	Memorandum of Understanding, dated October 7, 2011, with PT Integra Prima Coal
10.10 (3)	Share Sale Purchase Pre-Contract Agreement, dated March 15, 2012 to acquire 75% of PT Batubaraselaruas Sapta
21 (6)	List of Subidiaries

(1)	Filed with the Securities and Exchange Commission, on May 11, 2012, as an exhibit to the Registrant’s Registration Statement on Form 10, which exhibit is incorporated herein by reference.

(2)
Filed with the Securities and Exchange Commission, on July 12, 2012, as an exhibit to the Registrant’s Registration Statement on Form 10, Amendment #1 which exhibit is incorporated herein by reference.

(3)
Filed with the Securities and Exchange Commission, on November 9, 2012, as an exhibit to the Registrant’s Registration Statement on Form 10, Amendment #5 which exhibit is incorporated herein by reference.

(4)
Filed with the Securities and Exchange Commission, on October 22, 2012, as an exhibit to the Registrant’s Registration Statement on Form 10, Amendment #4 which exhibit is incorporated herein by reference.

(5)
Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted portions are indicated in this exhibit with [***].

(6)
Filed with the Securities and Exchange Commission, on December 5, 2012, as an exhibit to the Registrant’s Registration Statement on Form 10, Amendment #6 which exhibit is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
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BORNEO RESOURCE INVESTMENTS LTD.

Dated: January 15, 2013	By:	/s/ Nils A. Ollquist
	Name:	Nils A. Ollquist
	Title:	President, Chief Executive Officer and Director

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